                                                                    EXHIBIT 10.2

                        CINECRAFT ACQUISITION AGREEMENT



     This Acquisition Agreement is dated this 19th day of December, 1997, and is executed by and among Private Media Group, Inc., a Nevada Corporation, U.S.A. (hereinafter referred to as "PRVT") and Cinecraft Limited, 3 Bell Lane, Gibraltar (hereinafter referred to as "CINECRAFT").

     WHEREAS, the parties hereto desire that PRVT acquire all of the issued and outstanding stock and ownership of CINECRAFT in exchange for stock in PRVT; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the others as an inducement to the transaction; and

     WHEREAS, the parties hereto intend that this transaction qualify as a tax-free reorganization under Section 368 of the U.S. Internal Revenue Code of 1954, as amended, and related provisions thereunder or another applicable section;

     NOW, THEREFORE, in consideration of the premises of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


ARTICLE I. EXCHANGE

     PRVT and CINECRAFT agree and acknowledge as follows:

(a) SHARES OF CINECRAFT. Subject to the terms and conditions herein, on or before January 30, 1998, CINECRAFT will have used its best effort to cause shareholders of CINECRAFT holding its outstanding shares to endorse and deliver to an escrow agent, selected by CINECRAFT, their shares.

(b) SHARES OF PRVT. On or before January 30, 1998, PRVT shall issue and deliver to the escrow agent, 7,500,000 of its authorized but unissued $.001 par value common stock, and 700,000 common stock purchase warrants as described below (collectively the "PRVT Securities"). The aforementioned shares and warrants shall be apportioned pro rata among the shareholders of CINECRAFT. In the event that the shareholders of CINECRAFT do not tender their shares by January 30, 1998, the number of common stock and warrants to be distributed to the shareholders shall be proportionately reduced. On the Final Closing Date (defined below), the Escrow Agent shall deliver the CINECRAFT shares to PRVT and shall deliver the PRVT Securities to the Shareholders of CINECRAFT (collectively, the "Stock Exchange").

(c) DESCRIPTION OF COMMON STOCK WARRANTS. Each of the common stock warrants to be issued pursuant to the terms of this Agreement shall be exercisable at any time between

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     the date of issue and December 31, 2000, shall have an exercise price of
     $4.00 per share, and as further agreed by the parties.

(d) RESTRICTIONS ON SHARES. All common shares of PRVT issued and delivered pursuant to this Agreement shall be subject to the restrictions described more fully in Article VII of this Agreement.


ARTICLE II. REPRESENTATIONS AND COVENANTS OF CINECRAFT

     CINECRAFT represents and warrants to PRVT, at the date and on the Interim Closing Date (defined below) and the Final Closing Date (defined below) as follows:

(a) ORGANIZATION. CINECRAFT is a Gibraltar corporation duly organized and validly existing in good standing under the laws of Gibraltar and, it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted.

(b) CAPITALIZATION. The authorized and the issued capital stock of CINECRAFT is listed on Exhibit A hereto and Exhibit B hereto contains a complete and accurate list of all of the Shareholders and the number of shares held by each free and clear of all liens, encumbrances and claims of every kind. Each share is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any shareholder. All options, warrants, calls or commitments of any kind, if any, obligations if any of CINECRAFT, to issue any of its capital stock, are listed on Exhibit A hereto.

(c) FINANCIAL STATEMENTS. CINECRAFT shall deliver to PRVT, on or before January 30, 1998, unaudited financial statements through December 31, 1996 and unaudited financial statements for the nine months ending September 30, 1997. CINECRAFT will however try to provide audited financial statements.

(d) PERMITS. CINECRAFT shall deliver to PRVT, on or before January 30, 1998, an accurate list and summary description of all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights of a material nature owned or held by CINECRAFT.

(e) CONTRACTS. CINECRAFT shall deliver to PRVT, on or before January 30, 1998, a complete list of all material contracts and agreements to which CINECRAFT is a party or by which it or any of its property is bound.

(f) BANKS. CINECRAFT shall deliver to PRVT, on or before January 30, 1998, an accurate list of bank, bank accounts, safe deposit boxes and names of persons authorized to draw thereon or have access thereto, if any.

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(g)  VIOLATIONS, SUITS, ETC. CINECRAFT shall deliver to PRVT, on or before
     January 30, 1998, an accurate complete list of all claims, actions, suits or proceedings instituted, filed, or threatened presently against or affecting CINECRAFT, at law or in equity, or before or by any state, municipal or other governmental department or court, commission, board, bureau, agency or instrumentality wherever located, if any.

(h) TITLE. CINECRAFT warrants that it has good and marketable title to all properties, assets and leasehold estates, real and personal, owned and used in its business, and which is material to the operation of that business, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for: (A) liens for current taxes and assessments not in default; and (B) liens arising by operation of law of which CINECRAFT has no knowledge of any such liens existing.

(i) EXECUTION OF AGREEMENT. To the knowledge and belief of CINECRAFT, the execution of this Agreement will not violate or breach any agreement, contract, or commitment to which CINECRAFT is a party. CINECRAFT is duly authorized to execute this Agreement and all actions required by law and agreements, charters and bylaws to properly and legally execute this Agreement have been taken.

(j) TAXES. CINECRAFT warrants, that at the time of closing, CINECRAFT will not have any outstanding due and payable tax liability, whatsoever, including, without limiting the generality of the foregoing, federal, national or state corporate tax.


ARTICLE III. OBLIGATIONS OF CINECRAFT AND THE SHAREHOLDERS PRIOR TO CLOSING

     CINECRAFT hereby covenants, warrants and agrees that between the date of this Agreement and the Final Closing Date, or the termination of this Agreement, whichever occurs first:

     (1) It will afford to the Officers and authorized representatives of PRVT access to the plants, properties, books and records of CINECRAFT and it will furnish to PRVT such additional financial and operating data and other information as to the business and properties of CINECRAFT as PRVT may from time to time reasonably request.

     (2) It will cooperate with PRVT, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. PRVT will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as PRVT may be required to disclose to any governmental agency or to provide current information to the public, its shareholders, or its market makers) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to CINECRAFT or the Shareholders or in violation of any federal or state statute.

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     (3) CINECRAF will:

          (a) carry on its business in substantially the same manner as it presently does; and

          (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted; and

          (c) perform all of its material obligations under agreements relating to or affecting its assets, properties and rights, if any; and

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage, if any; and

     (4) CINECRAFT will not, without the prior written consent of PRVT:

          (a) make any change in its Articles of Incorporation; or

          (b) issue any securities, or

          (c) declare or pay any dividend or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock; or

          (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business; or

          (e) increase the compensation payable or to become payable to any Officer, employee or agent, or make any bonus payment to any such person; or

          (f) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or

          (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; or

          (h) merge or consolidate or agree to merge or consolidate with or into any other corporation.

Notwithstanding anything to the contrary contained herein, it shall not be a violation of CINECRAFT's representation, warranties and covenants pursuant to this Agreement if it makes any

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distributions of dividends with respect to its common shares for the benefit of the CINECRAFT shareholders or it transfers all or a portion of its assets prior to the Final Closing Date; provided that CINECRAFT does not transfer its trademarks, trade names and other intellectual property, or if CINECRAFT issues new share certificates in exchange for old share certificates due to changes among the shareholders prior to the Final Closing Date.


ARTICLE IV. REPRESENTATIONS AND COVENANTS OF PRVT

     PRVT represents and warrants to CINECRAFT at the date hereof and on the Interim Closing Date and the Final Closing Date as follows:

(a) ORGANIZATION. PRVT is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and it is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted. The character and location of the assets now owned or regularly leased by PRVT in the conduct of its business and the nature of the business as now transacted by it does not require qualification as a foreign corporation in any jurisdiction.

(b) CAPITALIZATION. The authorized capital stock PRVT consists solely of 50,000,000 shares of common stock with a par value of $.001 per share, of which 543,668 shares are issued and outstanding at 10,000,000 shares of Preferred stock with a par value of $.001 per share, none of which are outstanding. Each share of stock of PRVT is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any Shareholder. No option, warrant, call or commitment of any kind obligating PRVT to issue any of its capital stock exists, except as indicated on Exhibit C hereto. PRVT represents and warrants that the holders of the 38,000 common stock warrants will exercise these warrants on or prior to March 3, 1998 at a price of not less that $4 per share.

(c) FINANCIAL STATEMENTS. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, copies of the following financial statements of PRVT. Audited Financial Statements for the fiscal years ending March 31, 1997, 1996, 1995, 1994, 1993, 1992 and unaudited financial statements through October 31, 1997. Except as and only to the extent expressly disclosed on a statement signed by the preparer of such financial statements, such financial statements will have been prepared in accordance with generally accepted accounting principles, applied on consistent bases throughout the periods indicated and will present fairly the financial condition of PRVT as of the dates indicated thereon.

(d) ACCOUNT RECEIVABLES. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, an accurate list as of the most recent Balance Sheet Date of the accounts and notes receivable of PRVT, if any.

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(e)  PERMITS. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, an accurate list and summary description as of the most recent Balance Sheet Date of all permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights of a material nature owned or held by PRVT, if any.

(f) CONTRACTS. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, an accurate complete list as of the most recent Balance Sheet Date of all material contracts and agreements to which PRVT is a party or by which it or any of its property is bound, if any.

(g) EMPLOYEE BENEFITS. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, an accurate complete list from its inception or from the inception of any predecessor of pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements, if any.

(h) BANKS. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, an accurate list showing, as of the Closing Date:

     (1) the name of each bank, broker, or other financial institution with which PRVT has accounts or safe deposit boxes; and

     (2) the names in which the accounts or boxes are held; and

     (3) the names of each person authorized to draw thereon or have access thereto.

(i) VIOLATIONS, SUITS, ETC. PRVT shall deliver to CINECRAFT, on or before January 30, 1998, an accurate complete list of all claims, actions, suits or proceedings instituted, filed, or threatened presently against or affecting PRVT, at law or in equity, or before or by any federal, state, municipal or other governmental department or court, commission, board, bureau, agency or instrumentality wherever located, if any. To the best of the knowledge of PRVT there are no actions, suits, proceedings pending against PRVT which could involve the possibility of any materially adverse judgment or ruling against or liability of PRVT which could affect the assets or the business of PRVT.

(j) TITLE. To the knowledge and belief of PRVT, PRVT has good and marketable title to all properties, assets and leasehold estates, real and personal, owned and used in its business, and which is material to the operation of that business, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for: (A) liens for current taxes and assessments not in default; and (B) lien arising by operation of law of which PRVT has no knowledge of any such liens existing.

(k) EXECUTION OF AGREEMENT. To the knowledge and belief of PRVT, the execution of this Agreement will not violate or breach any agreement, contract, or commitment to which PRVT is a party. The Officers of PRVT are duly authorized to execute this Agreement and have taken all action required by law and agreements, charters and bylaws to properly and

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     legally execute this Agreement.

(l) TAXES. PRVT warrants, that at the time of closing, PRVT will not have any outstanding due and payable tax liability, whatsoever, including, without limiting the generality of the foregoing, federal, national, or state corporate tax.

(m) NO MATERIAL CHANGE. There has been no material adverse change in the financial condition, business or properties of PRVT since October 31, 1997.

(n) NO UNDISCLOSED LIABILITIES. PRVT does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the October 31, 1997 Balance Sheet or PRVT, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since October 31, 1997 which do not exceed $25,000 in total.

(o) FULL DISCLOSURE. No representation or warranty made by PRVT in this Agreement or in any exhibit or schedule delivered by PRVT to CINECRAFT pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(p) BOARD OF DIRECTORS. The entire Board of Directors of PRVT constitutes one director, Mr. Alfredo Villa. The size of the Board shall not be increased during the term of this Agreement, except pursuant to this Agreement or the Milcap Agreement.


ARTICLE V. OBLIGATIONS OF PRVT PRIOR TO CLOSING

     PRVT hereby covenants, warrants and agrees that between the date of this Agreement and the Final Closing Date or the termination of this Agreement, whichever occurs first:

     (1) It will afford to the Officers and authorized representatives of CINECRAFT access to the plants, properties, books and records of PRVT and will furnish to CINECRAFT such additional financial and operating data and other information as to the business and properties of PRVT as CINECRAFT may from time to time reasonably request.

     (2) It will cooperate with CINECRAFT, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. CINECRAFT will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as CINECRAFT may be required to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to PRVT or in violation of any

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     federal or state statute.

     (3) PRVT will:

          (a) carry on its business in substantially the same manner as prior to this agreement; and

          (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted; and

          (c) perform all of its material obligations under agreements relating to or affecting its assets, properties and rights, if any; and

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage, if any; and

     (4) PRVT shall not, without the prior written consent of CINECRAFT:

          (a) make any change in its Articles of Incorporation; or

          (b) issue any securities, except as is provided for in Exhibit E; or

          (c) issue any securities, except as contemplated in the Acquisition Agreement with Milcap Media Limited

          (d) declare or pay any dividend or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock; or

          (e) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business; or

          (f) increase the compensation payable or to become payable to any Officer, employee or agent, or make any bonus payment to any such person; or

          (g) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or

          (h) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; or

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          (i) merge or consolidate or agree to merge or consolidate with or into any other corporation, except for whatever will be contemplated in the Acquisition Agreement with Milcap Media Limited.


ARTICLE VI. OBLIGATIONS OF BOTH PARTIES PRIOR

(a) SHAREHOLDERS MEETING. If required by law or determinated advisable by legal counsel, either or both of the parties hereto shall, as soon as practical after the signing of this Agreement, call a shareholders meeting of the party and recommend all matters necessary to consummate the acquisition contemplated by and between the parties.

(b) BEST EFFORTS. Subject to Article IX, the parties will use their reasonable best efforts to cooperate in all manners necessary to consummate the transaction contemplated herein on a timely basis.

(c) EXCLUSIVITY. During the term of this Agreement, neither PRVT nor CINECRAFT will enter into or continue negotiations with any third party for the sale of the stock and assets of either party, nor any other negotiations that might or would conflict or otherwise affect this Agreement, except for whatever will be contemplated in the Acquisition Agreement with Milcap Media Limited.

(d) DISCLOSURE OF INFORMATION. The data and information coming into the possession of any party to this Agreement which is otherwise not publicly known shall be deemed strictly confidential and shall not be disclosed to any third person, whether orally or in writing, including the media, without the prior written consent of the parties to this Agreement. This prohibition shall not prevent any party to this Agreement from making such disclosures as are required by virtue of any law to which it is subject or by any regulatory bodies having jurisdiction and specifically does not apply to news releases that any party is required to make. A copy of a news release that contains information about the intentions set out herein shall be provided to all parties at least three (3) business days prior to the issue of the news release. Notwithstanding anything to the contrary contained herein, PRVT shall not issue any press releases without the prior approval of CINECRAFT. Nothing in this paragraph shall prevent a party from furnishing to any entity with which it is in good faith negotiating in furtherance of its obligations contemplated herein, such information as may reasonably be required by such entity.


ARTICLE VII. SECURITIES LAWS AND RESALE OF SHARES

(a) UNDERWRITER STATUS. The Shareholders of CINECRAFT have been informed that they may be deemed to be "underwriters" under the Securities Act of 1933 (hereinafter the "Securities Act"), and are required to comply with the requirements of the Securities Act, the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"), various rules and

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     regulations of the Securities and Exchange Commission (hereinafter the
     "Commission") and state securities laws in connection with any offer or transfer of the stock of PRVT. PRVT has no obligation under the securities laws or under this Agreement to register the stock of the surviving company or to register the shares of stock of PRVT to be delivered pursuant to this Agreement with any state or federal agency or to provide a prospectus for any offer or transfer thereof by the Shareholders, except as set forth in
     Article VIII below.

(b) SECURITIES ACT-RESTRICTIVE LEGEND. Until registration, each certificate representing stock of PRVT issue pursuant to this Agreement shall be imprinted with a legend in substantially the following form:

     These securities have not been registered with the Securities and Exchange Commission under the Securities Act of 1933 and have been sold in reliance upon the exemption from registration contained in Section 4(2) of such Act. The offer and transfer of the shares represented by this certificate are subject to compliance with the Securities Act of 1933, the Securities Exchange Act of 1934, rules and regulations of the Securities and Exchange Commission and state securities laws, rules and regulations, and no transfer of the shares represented by this certificate shall be valid or effective unless made in accordance therewith.


ARTICLE VIII. REGISTRATION OF SHARES AND NASDAQ LISTING

(a) REGISTRATION OF COMMON SHARES OF PRVT. PRVT will use its best efforts to take all necessary actions to ensure the registration (the "Exchange Act Registration") of the common shares of PRVT under the U.S. Securities Exchange Act of 1934, said registration to become effective as soon as possible after the Interim Closing Date, to ensure that PRVT will become a fully reporting company, as said term is generally known under the U.S. Securities Exchange Act of 1934 (the "Exchange Act").

(b) NASDAQ LISTING. Contemporaneously with registration of the shares of PRVT under the Exchange Act, PRVT will use its best efforts to ensure the listing of the PRVT shares on the NASDAQ Small Cap Market or, if appropriate, the NASDAQ National Market System.

(c) REGISTRATION OF CERTAIN SHARES. PRVT specifically agrees to use its best efforts to register (the "Securities Act Registration") 4,000,000 of the 7,500,000 shares of common stock to be issued to CINECRAFT, under the U.S. Securities Act of 1933 (the "Securities Act") so as to permit their resale and, further, agrees that upon such registration, such registration shall be maintained in full force and effect for one (1) year from the date of registration.

(d) COOPERATION OF PARTIES. Both parties recognize that the aforementioned registrations will require that the parties provide for such registration substantial information about the operations of the parties, the history of the parties, the identity of officers and directors and

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     audited financial statements prepared in accordance with U.S. requirements.
     The parties agree to cooperate in all manners necessary to provide the information to cause the aforementioned registrations to be completed.

(d) PREPARATION OF DOCUMENTS. The preparation and filing of PRVT of all necessary registration documents and filing with the U.S. federal and state securities authorities in order to effect the Exchange Act Registration and the Securities Act Registration and the preparation and filing with NASDAQ of the Listing Application shall be performed by counsel and independent public accountants chosen by CINECRAFT and agreed by PRVT under CINECRAFT's supervision at PRVT's expense will the full cooperation of the officers, directors, attorneys and independent public accountants of PRVT and CINECRAFT.


ARTICLE IX. CONDITIONS PRECEDENT AND RIGHT OF TERMINATION

(a) CONDITIONS PRECEDENT TO CLOSING. Unless this Agreement shall be earlier terminated in accordance with the terms hereof, the closing of the Stock Exchange and the release of shares from escrow shall take place within 10 days following the date (the "Final Closing Date") on which all of the following have been satisfied:

     1. The parties shall have entered into a mutually satisfactory escrow agreement, in accordance with the terms of this Agreement with an escrow agent selected by CINECRAFT.

     2. PRVT shall have issued and delivered the PRVT Securities to the escrow agent by January 30, 1998.

     3. Shareholders of CINECRAFT owning at least 80% of the issued and outstanding shares of CINECRAFT shall have delivered such shares of the escrow agent by January 30, 1998.

     4. That each certificate of PRVT be issued pursuant to Section 4(2) of the Securities Act and shall contain the restrictive legend as indicated in
         Article VI herein, until such time as they are registered under the Securities Act.

     5. Each shareholder of CINECRAFT that has delivered shares to the escrow agent agrees that their shares and the PRVT shares to be issued to them shall be held in escrow until such time as the right of termination contained in (b) and (d) below has passed.

     6. PRVT shall have filed a registration statement Form 10 to register as a public company under the Exchange Act and the Securities and Exchange Commission ("SEC") shall have completed its review of such registration statement on a satisfactory basis.

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

     7. PRVT shall have filed a registration statement with the SEC under the Securities Act for the sale by the shareholders of CINECRAFT of the 4,000,000 shares of Common Stock and such registration statement shall have been declared effective by the SEC.

     8. The shares of Common Stock of PRVT shall have been approved for listing on either the NASDAQ Small Cap or National Market Systems.

(b) RIGHT OF TERMINATION OF CINECRAFT. CINECRAFT shall have the unilateral right to terminate all transactions contemplated under this Agreement, for whatever reason it deems appropriate or for no reason, at any time prior to the effective date (the "Listing Date") of the NASDAQ listing, by giving written notice to PRVT. From and after the Listing Date, this right of termination shall expire and be of no further force or effect.

(c) PENALTY IN THE EVENT OF CINECRAFT TERMINATION. In the event hat CINECRAFT terminates the transactions contemplated by this Agreement pursuant to subparagraph (b) above, the only penalty suffered by CINECRAFT will be a requirement to reimburse PRVT for all reasonable direct costs, including legal and accounting, which PRVT has incurred in connection with the Exchange Act Registration, the Securities Act Registration and the NASDAQ Listing up to a maximum of $100,000; provided that CINECRAFT shall not be required to reimburse PRVT for any such expenses if PRVT shall have breached any of its representations, warranties and covenant contained herein.

(d) RIGHT OF TERMINATION OF PRVT. For so long as CINECRAFT is proceeding in good faith pursuant to Article VIII hereof to effect the Exchange Act Registration, the Securities Act Registration and the NASDAQ Listing, PRVT shall not have the right to terminate this Agreement unless such registrations and listing shall not have been completed by June 30, 1998. Thereafter, PRVT shall have the unilateral right to terminate all transactions contemplated under this Agreement, for whatever reason it deems appropriate at any time prior to the Listing Date, by giving written notice to CINECRAFT. From and after the Listing Date, this right of termination shall expire and be of no further force or effect.

(e) PENALTY IN THE EVENT OF PRVT TERMINATION. In the event that PRVT terminates the transactions contemplated by this Agreement pursuant to subparagraph
     (d) above, the only penalty suffered by PRVT will be its responsibility for all reasonable direct costs, including legal and accounting, which CINECRAFT has incurred in connection with the Exchange Act Registration, the Securities Act Registration and the NASDAQ Listing up to a maximum of $100,000; provided that PRVT shall not be required to reimburse CINECRAFT for any such expense if CINECRAFT shall have breached any of its representations, warranties and covenants contained herein.

(f) NO OTHER PENALTIES. In the event of a termination by either party under the terms of this section, the only penalties, rights to reimbursement, damages, or claims that either party may have against the other shall be limited to the penalties contained in this section.

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

(g) Each of the parties hereto will provide the other party with monthly written expense reports, which set forth any expenses for which such party intends to seek reimbursement under this Article IX.

(h) Upon the termination of this Agreement, the escrow shall return the deposited securities to the party depositing the same.


ARTICLE X. BOARD OF DIRECTORS OF PRVT

(a) APPOINTMENT. On or any time after the Closing Date, CINECRAFT is entitled to appoint one of the Directors to the Board of Directors of PRVT.

(b) RESIGNATION. In the event that CINECRAFT or PRVT terminates the transactions contemplated by this Agreement, the Director appointed pursuant to subparagraph (a) above, will automatically resign from his position.


ARTICLE XI. EFFECTIVENESS, CLOSING, ESCROW AGENT

(a) BINDING EFFECT. This Agreement shall be binding and effective as to all parties hereto upon the signing of this Agreement by PRVT and CINECRAFT.

(b) CLOSING DATES. For the purpose of this Agreement, the Interim Closing Date shall be that date upon which the escrow agent has in it possession the shares and other consideration contained in Article I, paragraphs (a) and
     (b) herein. The "Final Closing Date" shall be the date on which all of the conditions set forth in Article IX (a) have been satisfied.

(c) ESCROW AGENT. The parties agree that they shall enter into an escrow agreement before January 30, 1998 to hold the PRVT and CINECRAFT preferred shares and warrants subject to the terms of this Agreement. Any and all escrow expenses shall be shared equally between the parties.

(d) FORM OF ACQUISITION. Because of the complexity of this acquisition, the parties acknowledge that the exact form and structure of the final acquisition will be based upon numerous legal and taxation questions which have not been determined at this time. Therefore, the parties agree that the final form and organization of this acquisition will be determined based upon the advice of legal and accounting professionals so as to maximize the benefit to all of the parties.

ARTICLE XII. GENERAL

(a) ADDITIONAL INSTRUMENTS. The parties hereto shall deliver or cause to be delivered on the Final Closing Date, and at such other times and places as shall be reasonably agreed

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     on, such additional instruments as any party may reasonably request for the purpose of carrying out this Agreement. PRVT and CINECRAFT will cooperate and use their reasonable best efforts to have the present Officers, Directors and employees of PRVT and CINECRAFT cooperate on and after the Final Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Final Closing Date.

(b) ASSIGNMENT. This Agreement and the rights of PRVT and CINECRAFT hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of and the heirs and legal representatives of the parties hereto.

(c) ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

(d) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which
     together shall constitute but one and the same instrument.   It shall not
     be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

(e) SURVIVORSHIP. All warranties, covenants, representations and guarantees shall survive the closing and execution of the documents contemplated by this Agreement. The parties hereto in executing, and in carrying out the provisions of this Agreement are relying solely on the representation, warranties and agreements contained in this Agreement or in any writing delivered pursuant to provisions of this Agreement or at the closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

(f) FEES. Each party agrees to pay their own fees, expenses and disbursements to their agents, representatives, accountants and counseling incurred in connection with the subject matter of this Agreement and any amendments thereto subject only to any other provisions of this Agreement.

(g) REQUIREMENTS OF NOTICE. All requirements for notice contained herein shall be deemed effective upon delivery to the addresses of the respective parties contained herein by certified mail, courier, facsimile, or personal delivery.

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(h)  LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to any choice of conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties expressly consent to the personal and subject matter jurisdiction of the courts (federal and state) in New York in connection with any disputes arising out of or based upon this Agreement of the transactions contemplated hereby.

(i) MILCAP AGREEMENT. Notwithstanding anything to the contrary contained herein, the Final Closing Date and the Stock Exchange shall not occur unless there is a simultaneous closing pursuant to that certain agreement dated the date hereof between PRVT and MILCAP..

(j) CORPORATE NAME. Within 5 days following the termination of this Agreement, PRVT shall change its corporate name to a name other than "Private Media Group, Inc." or any other variation thereof. Thereafter, PRVT shall not use the name "Private Media Group" or any variation thereof for any corporate or trademark or trade name purposes and acknowledges and agrees that CINECRAFT shall have the sole ownership of right to use such name.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                 Private Media Group, Inc.


                                 By
                                   ---------------------------------------------
                                   Alfredo M. Villa, President and Secretary



ON BEHALF OF THE SHAREHOLDERS OF CINECRAFT.

                                 CINECRAFT Limited


                                 By
                                   ---------------------------------------------
                                   Niamh Whelan, Director

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